UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2015

AMEREN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Missouri	1-14756	43-1723446
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1901 Chouteau Avenue, St. Louis, Missouri 63103

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On February 13, 2015, the Board of Directors (the “Board”) of Ameren Corporation (“Ameren”) increased the size of the Board from eleven to twelve directors and elected J. Edward Coleman to fill the vacancy created by the new directorship for a term expiring at Ameren’s Annual Meeting of Shareholders in 2015. Mr. Coleman’s election to the Board is effective as of February 16, 2015. No arrangement or understanding exists between Mr. Coleman and Ameren, or, to Ameren’s knowledge, any other person or persons pursuant to which Mr. Coleman was selected as a director. On February 13, 2015, the Board also appointed Mr. Coleman to Ameren’s Nuclear Oversight and Environmental Committee, effective as of February 16, 2015, and to Ameren’s Audit and Risk Committee, effective as of April 22, 2015. Mr. Coleman will receive director’s compensation for service on the Board and the committees he is named to as discussed under “Director Compensation” in Ameren’s 2014 definitive proxy statement filed with the Securities and Exchange Commission on March 11, 2014. Mr. Coleman is the retired Chairman and Chief Executive Officer of Unisys Corporation (“Unisys”) (NYSE: UIS), a publicly traded global information technology company. Mr. Coleman served as Chief Executive Officer of Unisys from 2008 to 2014 and as Chief Executive Officer of Gateway, Inc. from 2006 until 2008.

Unisys, for which Mr. Coleman served as Chairman and Chief Executive Officer until December 1, 2014, had no business relationships with Ameren or its subsidiaries in 2014 or to the date hereof in 2015 which are required to be reported under Item 404(a) of Securities and Exchange Commission Regulation S-K.

ITEM 7.01 Regulation FD Disclosure.

On February 13, 2015, Ameren issued a press release announcing Mr. Coleman’s election to the Board. A copy of that press release is furnished as Exhibit 99.1 to this Report.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Title

99.1	Press Release dated February 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Ameren has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION (Registrant)

By:	/s/ Martin J. Lyons, Jr.
Name:	Martin J. Lyons, Jr.
Title:	Executive Vice President and Chief Financial Officer

Date: February 13, 2015

Exhibit Index

Exhibit Number	Title

99.1	Press Release dated February 13, 2015.